UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2010 (July 2, 2010)

China Swine Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-12792	84-0916585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1077 Ala Napunani Street, Honolulu, HI	96818
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  808-429-5954

n/a
_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On July 2, 2010, China Swine Genetics, Inc. (the “Company”)  received a written notice of acceleration dated July 2, 2010 (the “Notice”), from Primary Capital LLC (the “Agent”), who acts as the agent for the holders of the 10% Secured Convertible Notes issued by the Company on February 22, 2010 (the “Notes”), alleging that an event of default has occurred under the Notes due to the Company’s failure to pay $76,516.46 of accrued interest under the Notes due July 1, 2010, and declaring its intention to accelerate the payment of one hundred and fifty percent (150%) of the full unpaid principal amount of the Notes, together with accrued and unpaid interest thereon. The total unpaid principal amount of the Notes is $2.165 million as the date of this report. The Notice also stated the intention of the Agent to pursue all rights and remedies available to the Note holders during the continuance of an event of default and explore other remedies available under applicable law.

During the continuance of an event of default, the following remedies shall be available to the holders, in addition to any other remedies available under applicable law:

1.       The interest rate on all amounts due to the Note holders shall be 15% per annum from the date of the event of default until payment in full of all amounts due.

2.       Within three business days after the occurrence of an event of default the Company shall redeem the Notes at 150% of the principal amount outstanding plus accrued interest.

3.       The Company shall issue to the Note holders warrants to purchase that number of shares equal to the principal amount of the Notes (prior to acceleration) divided by $1.50.

4.       Upon the written demand of the Agent, the members of the Board of Directors of the Company shall appoint to the Board such additional directors as are designated by the Agent, and shall then immediately resign from the Board.

5.       Upon the written demand of the Agent, the officers and directors of the PRC subsidiary shall resign from their positions and shall cause such persons as are designated by the Agent to be vested with the powers of their offices.

All interest payments due July 1, 2010 were sent to all Note holders via certified mail on July 6, 2010. The Company intends to defend itself in the event the Note holders seek acceleration or other remedies as a result of such alleged default.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K and the exhibit hereto and the statements of representatives and partners of the Company related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, the Company’s results of operations in the future, may differ significantly from those set forth in the forward-looking statements.  Forward-looking statements involve risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).  The Company undertakes no obligation to update any forward-looking statements, except as provided for by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 8, 2010	CHINA SWINE GENETICS, INC.

By: /s/ Zhenyu Shang
Name: Zhenyu Shang
Title: Chairman and Chief Executive Officer